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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                                     STATE OF
       SUBSIDIARY                                                  INCORPORATION
       ----------                                                  -------------
       Headlands Mortgage Securities, Inc. .......................   Delaware